UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2015

THE DEWEY ELECTRONICS CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-2892	13-1803974
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Muller Road Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 337-4700

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                 On September 17, 2015, Stephen P. Krill, the principal financial officer and principal accounting officer of The Dewey Electronics Corporation (the “Company”), notified the Company’s Board of Directors that he intends to retire from such employment effective on or about October 1, 2015.

(c)                 In order to ensure an orderly transition, on September 17, 2015, the Board of Directors appointed Donna Medica, who recently joined the Company in the new position of Controller, to replace Mr. Krill as principal accounting officer effective upon Mr. Krill’s retirement date.  The Board of Directors has not yet made a determination regarding the replacement of Mr. Krill as principal financial officer.

From November 2013 to August 2015, Ms. Medica was Director, Accounting Services for Jackson Hewitt Tax Service Inc. (a provider of individual federal and state income tax preparation and financial services).  From June 2009 to March 2013, Ms. Medica was Senior Manager, Corporate Accounting for DRS Technologies, Inc. (a supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide).  There have been no transactions nor are there any proposed transactions between the Company and Ms. Medica that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 23, 2015

THE DEWEY ELECTRONICS CORPORATION

By:	/s/ John H. D. Dewey
John H. D. Dewey
President and Chief Executive Officer